Exhibit 99.1
GameStop Discloses First Quarter 2026 Results
GRAPEVINE, Texas, June 2, 2026 (BUSINESS WIRE) — GameStop Corp. (NYSE: GME) (“GameStop” or the “Company”) today released financial results for the first quarter ended May 2, 2026. The Company’s condensed and consolidated financial statements, including GAAP and non-GAAP results, are below.
FIRST QUARTER HIGHLIGHTS
Highest quarterly net income in GameStop’s history of $389.6 million. Highest first quarter operating income in GameStop’s history of $143.3 million. Net sales grew 14% year-over-year, driven by collectibles. Cash, marketable securities, digital assets and related receivables, and collateral pledged for derivative asset of $9.7 billion.

FIRST QUARTER OVERVIEW
•Net sales were $835.3 million for the first quarter, compared to $732.4 million in the prior year's first quarter.
•Selling, general and administrative (“SG&A”) expenses were $201.6 million for the first quarter, compared to $228.1 million in the prior year's first quarter.
•Operating income was $143.3 million for the first quarter, the highest first quarter operating income in GameStop's history, compared to an operating loss of $10.8 million in the prior year's first quarter.
◦Excluding impairment and other items, adjusted operating income was $140.5 million for the first quarter compared to an adjusted operating income of $27.5 million in the prior year's first quarter.
•Net income was $389.6 million for the first quarter, compared to net income of $44.8 million for the prior year’s first quarter.
◦Excluding impairments, gain on digital assets and related receivables, unrealized gain on derivative asset, and other items, adjusted net income was $179.3 million for the first quarter compared to an adjusted net income of $73.1 million for the prior year's first quarter.
•Total cash, cash equivalents, marketable securities, digital assets and related receivables, and collateral pledged for derivative asset were $9.7 billion at the close of the first quarter. This included $8.4 billion of cash, cash equivalents, and marketable securities (compared to $6.4 billion at the close of the prior year's first quarter), $1.0 billion in collateral pledged for derivative asset during the quarter, and approximately $0.4 billion in digital assets and related receivables.
•On June 2, 2026, the Company's Board of Directors unanimously approved a discretionary $2.0 billion share repurchase authorization through June 2, 2029, replacing the prior authorization from March 2019.
NON-GAAP MEASURES AND OTHER METRICS

As a supplement to the Company’s financial results presented in accordance with U.S. generally accepted accounting principles ("GAAP"), GameStop may use certain non-GAAP measures, such as adjusted SG&A expenses, adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share, adjusted EBITDA and free cash flow. The Company believes these non-GAAP financial measures provide useful information to investors in evaluating the Company’s core operating performance. Adjusted SG&A expenses, adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA exclude the effect of discretely managed items such as certain transformation costs (including severance and other costs), asset impairments, gain (loss) on digital assets and related receivables, unrealized gain (loss)

on derivative asset, as well as divestiture costs, which we believe is useful in providing period to period comparisons. Free cash flow excludes capital expenditures otherwise included in net cash flows provided by (used in) operating activities, and therefore measures our ability to generate additional cash from our business operations, which we believe is an important financial measure for use by investors in evaluating the Company's financial performance. The Company’s definition and calculation of non-GAAP financial measures may differ from that of other companies. Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the Company’s financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the Company’s financial position, results of operations or cash flows and should therefore be considered in assessing the Company’s actual and future financial condition and performance.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS - SAFE HARBOR

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by the use of terms such as "anticipates," "believes," "continues," "could," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "pro forma," "seeks," "should," "will" or similar expressions. Forward-looking statements are subject to significant risks and uncertainties and actual developments, business decisions, outcomes and results may differ materially from those reflected or described in the forward-looking statements. The following factors, among others, could cause actual developments, business decisions, outcomes and results to differ materially from those reflected or described in the forward-looking statements: economic, social, and political conditions in the markets in which we operate; the competitive nature of the Company’s industry; the cyclicality of the video game industry; the Company’s dependence on the timely delivery of new and innovative products from its vendors; the impact of technological advances in the video game industry and related changes in consumer behavior on the Company’s sales; interruptions to the Company’s supply chain or the supply chain of our suppliers; the Company’s dependence on sales during the holiday selling season and on the popularity and sale of trading cards; the Company’s ability to obtain favorable terms from its current and future suppliers and service providers; the Company’s ability to anticipate, identify and react to trends in pop culture with regard to its sales of collectibles; the Company’s ability to maintain strong retail and ecommerce experiences for its customers; the Company’s ability to keep pace with changing industry technology and consumer preferences; how the Company incorporates artificial intelligence into workflows and processes, including customer-facing and operation activities, and challenges with properly managing its use; the Company’s ability to manage its profitability and cost reduction initiatives; the Company’s ability to complete its proposed acquisition of eBay Inc.; changes in senior management or the Company’s ability to attract and retain qualified personnel; the Company is highly dependent on the services of the Company’s Chairman of the Board and Chief Executive Officer, Ryan Cohen; if the grant of a 100% performance-based nonqualified stock option award (the “CEO Performance Award”) to Mr. Cohen is not approved by the Company’s stockholders or if the Company is unable to adequately incentivize Mr. Cohen to maintain his focus and priorities on the Company, the Company's ability to execute on its strategy and achieve its growth goals may be adversely impacted; the CEO Performance Award, if and to the extent the stock options associated become vested and are exercised, would result in dilution to the Company’s stockholders and could impact the Company’s stock price; potential damage to the Company’s reputation or customers' perception of the Company; the Company's ability, or the ability of the third parties with whom we work, to maintain the security of our information technology systems or data (including customer, associate or Company information); the Company's compliance with stringent and evolving laws and other obligations related to data privacy and security; occurrence of weather events, natural disasters, public health crises and other unexpected events; risks associated with inventory shrinkage; potential failure or inadequacy of the Company's computerized systems; the ability of the Company’s third party delivery services to deliver products to the Company’s retail locations, fulfillment centers and consumers and changes in the terms the Company has with such service providers; the ability and willingness of the Company’s vendors to provide marketing and merchandising support at historical or anticipated levels; restrictions on the Company’s ability to purchase and sell pre-owned products; the Company’s ability to renew or enter into new leases on favorable terms; unfavorable changes in the Company’s global tax rate; legislative actions; the Company’s ability to comply with federal, state, local and international laws and regulations and statutes; changes to tariff and import/export regulations; potential litigation and other legal proceedings; the value of the Company's investment holdings; concentration of the Company's investment portfolio into one or fewer holdings; the recognition of losses in a particular investment even if the Company has not sold the investment; the execution and timing of share repurchases, if any, under the share repurchase authorization; volatility in the Company’s stock price, including volatility due to potential short squeezes; continued high degrees of media coverage by third parties; the availability and future sales of substantial amounts of the Company’s Class A common stock; the issuance of common stock upon the exercise of the warrants declared as part of the October 7, 2025 distribution to the holders of record of the Company's Class A common stock and holders of the Convertible Notes, in the form of warrants to purchase shares of common stock (the “Warrants”), may depress our stock price; future issuance of additional warrants may adversely affect the market price of the Warrants and the market price of the Company’s common stock; the Warrants do not automatically exercise, and any Warrant that is not exercised prior to their expiration date will lose all financial value; fluctuations in the Company’s results of operations from quarter to quarter; the Company’s ability to generate sufficient cash flow to fund its operations; the $1.5 billion 0.00% Convertible Senior Notes due 2030 (the “Convertible 2030 Notes") and $2,250.0 million 0.00% Convertible Senior Notes due 2032 (the "Convertible 2032 Notes" and, collectively with the Convertible 2030 Notes, the "Convertible Notes") are the Company’s obligations only, and substantially all of our operations are conducted through, and a portion of our consolidated assets are held by, our subsidiaries; servicing the Convertible Notes requires a significant amount of cash, and the Company may not have sufficient cash flow from our business to make such payments, and we may incur additional indebtedness in the future; the Company’s ability to incur additional debt; risks associated with the Company’s investment in marketable, nonmarketable and interest-bearing securities, including the impact of such investments on Company’s financial results; the Company's investment policy permits investments in certain cryptocurrency assets, including Bitcoin and U.S. dollar-denominated stable coins, and to the extent the Company holds Bitcoin or U.S. dollar denominated stable coins, the Company will be exposed to certain risks associated with Bitcoin or stable coins, respectively; the Company’s derivative strategy can expose it to counterparty risk; and the Company’s ability to maintain effective internal control over financial reporting. Additional factors that could cause results to differ materially from those reflected or described in the forward-looking statements can be found in GameStop's most recent Annual Report on Form 10-K and other filings made from time to time with the SEC and available at www.sec.gov or on the Company’s investor relations website (https://investor.gamestop.com). Forward-looking statements contained in this press release speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

GameStop Corp.
Condensed Statements of Operations
(in millions, except per share data)
(unaudited)

	13 Weeks Ended May 2, 2026	13 Weeks Ended May 3, 2025
Net sales	$835.3	$732.4
Cost of sales	495.0	479.6
Gross profit	340.3	252.8
Selling, general and administrative expenses	201.6	228.1
Asset impairments	(4.6)	35.5
Operating income (loss)	143.3	(10.8)
Interest income, net	(83.7)	(56.9)
Unrealized gain on derivative asset, net(1)	(268.4)	—
Gain on digital assets and related receivables	(1.1)	—
Other income, net	(9.9)	(2.2)
Income before income taxes	506.4	48.3
Income tax expense	116.8	3.5
Net income	$389.6	$44.8

Net income per share:
Basic income per share	$0.87	$0.10
Diluted income per share	$0.66	$0.09

Weighted-average common shares outstanding:
Basic	448.4	447.1
Diluted	592.3	497.9

Percentage of Net sales:

Net sales	100.0%	100.0%
Cost of sales	59.3	65.5
Gross profit	40.7	34.5
Selling, general and administrative expenses	24.1	31.1
Asset impairments	(0.6)	4.8
Operating income (loss)	17.2	(1.5)
Interest income, net	(10.0)	(7.8)
Unrealized gain on derivative asset, net	(32.1)	—
Gain on digital assets and related receivables	(0.1)	—
Other income, net	(1.2)	(0.3)
Income before income taxes	60.6	6.6
Income tax expense	14.0	0.5
Net income	46.6%	6.1%
(1)    Represents unrealized gain on put and call option transactions, net of related expenses, entered into by the Company that provide economic exposure to shares of eBay Inc. common stock.

GameStop Corp.
Condensed Statements of Operations by Segment
(in millions, except per share data)
(unaudited)

	United States	Australia	Europe	Total
As of and for the three months ended May 2, 2026
Net sales	$651.1	$99.6	$84.6	$835.3
Cost of sales	368.8	65.3	60.9	495.0
Gross profit	282.3	34.3	23.7	340.3
Selling, general and administrative expenses:	137.7	34.0	29.9	201.6
Store related	112.2	26.8	28.8	167.8
Other	25.5	7.2	1.1	33.8
Asset impairments	—	0.3	(4.9)	(4.6)
Operating income (loss)	144.6	—	(1.3)	143.3
Interest income, net				(83.7)
Unrealized gain on derivative asset, net				(268.4)
Gain on digital assets and related receivables				(1.1)
Other income, net				(9.9)
Income before income taxes				506.4
Income tax expense				116.8
Net income				389.6

Property and equipment, net(1)	35.8	16.1	—	51.9
Capital expenditures	3.4	1.1	—	4.5
(1)    Property and equipment, net for France (Europe) is classified in Assets held for sale on our Condensed Consolidated Balance Sheets.

	United States	Canada	Australia	Europe	Total
As of and for the three months ended May 3, 2025
Net sales	$537.5	$38.2	$81.9	$74.8	$732.4
Cost of sales	343.6	28.2	55.0	52.8	479.6
Gross profit	193.9	10.0	26.9	22.0	252.8
Selling, general and administrative expenses:	160.3	13.9	32.3	21.6	228.1
Store related	131.6	11.3	26.6	22.4	191.9
Other	28.7	2.6	5.7	(0.8)	36.2
Asset impairments	—	18.3	—	17.2	35.5
Operating income (loss)	33.6	(22.2)	(5.4)	(16.8)	(10.8)
Interest income, net					(56.9)
Other income, net					(2.2)
Income before income taxes					48.3
Income tax expense					3.5
Net income					44.8

Property and equipment, net(1)	37.5	—	16.7	—	54.2
Capital expenditures	1.2	0.1	1.0	0.6	2.9

(1)    Property and equipment, net for Canada and France (Europe) is classified in Assets held for sale on our Condensed Consolidated Balance Sheets.

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	May 2, 2026	May 3, 2025
ASSETS:
Current assets:
Cash and cash equivalents	$7,397.6	$6,385.8
Marketable securities	970.5	—
Receivables, net of allowance of $3.9 and $0.9, respectively	58.8	44.1
Derivative asset	285.3	—
Collateral pledged for derivative asset	983.3	—
Digital assets and related receivables	369.6	—
Merchandise inventories, net	423.3	421.3
Prepaid expenses and other current assets	27.7	29.3
Assets held for sale	152.4	226.2
Total current assets	10,668.5	7,106.7
Property and equipment, net of accumulated depreciation of $492.6 and $572.5, respectively	51.9	54.2
Operating lease right-of-use assets	164.7	272.5
Deferred income taxes	26.0	18.7
Other noncurrent assets	63.2	50.5
Total assets	$10,974.3	$7,502.6

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable	$263.4	$198.4
Accrued liabilities and other current liabilities	372.5	328.4
Current portion of operating lease liabilities	81.4	113.3
Liabilities held for sale	143.0	207.2
Total current liabilities	860.3	847.3
Long-term debt	4,166.1	1,480.7
Operating lease liabilities	91.6	167.8
Other long-term liabilities	14.2	19.4
Total liabilities	5,132.2	2,515.2
Total stockholders’ equity	5,842.1	4,987.4
Total liabilities and stockholders’ equity	$10,974.3	$7,502.6

GameStop Corp.
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	13 Weeks Ended May 2, 2026	13 Weeks Ended May 3, 2025
Cash flows from operating activities:
Net income	$389.6	$44.8
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	4.5	5.6
Stock-based compensation expense, net	8.5	5.5
Gain on digital assets and related receivables	(1.1)	—
Unrealized gain on derivative asset	(285.1)	—
Deferred income taxes	61.4	—
Loss (gain) on disposal of property and equipment, net	0.1	(1.5)
Asset impairments	(4.6)	35.5
Other, net	(7.8)	(0.4)
Changes in operating assets and liabilities:
Receivables, net	(6.9)	12.0
Merchandise inventories, net	(16.6)	(10.1)
Prepaid expenses and other current assets	9.0	6.7
Prepaid income taxes and income taxes payable	39.5	(1.6)
Accounts payable and accrued liabilities	153.5	110.3
Operating lease right-of-use assets and liabilities	(6.7)	(0.6)
Changes in other long-term liabilities	0.3	(13.7)
Net cash flows provided by operating activities	337.6	192.5
Cash flows from investing activities:
Capital expenditures	(4.5)	(2.9)
Purchases of marketable securities	(6.4)	(14.7)
Proceeds from maturities and sales of marketable securities	1,727.9	22.6
Collateral pledged for derivative asset	(983.3)	—
Proceeds from written options on digital assets	5.8	—
Proceeds from other divestitures, net of cash disposed	—	2.2
Other	3.4	0.1
Net cash flows provided by investing activities	742.9	7.3
Cash flows from financing activities:
Proceeds from the issuance of convertible debt	—	1,500.0
Debt issuance costs from convertible debt	—	(19.3)
Repayments of debt	—	(2.7)
Proceeds from French term loans	1.4	—
Proceeds from the exercise of warrants	0.1	—
Proceeds from equity awards directly withheld from employees for tax purposes	2.9	2.3
Payments to tax authorities for equity awards directly withheld from employees	(2.9)	(2.3)
Net cash flows provided by financing activities	1.5	1,478.0
Exchange rate effect on cash, cash equivalents and restricted cash	1.7	5.9
Less: Net change in cash balance classified as assets held for sale	—	(49.4)
Increase in cash, cash equivalents, and restricted cash	1,083.7	1,634.3
Cash, cash equivalents and restricted cash at beginning of period	6,328.1	4,789.8
Cash, cash equivalents and restricted cash at end of period	$7,411.8	$6,424.1

Schedule I
Sales Mix
(in millions)
(unaudited)

	13 Weeks Ended May 2, 2026		13 Weeks Ended May 3, 2025

	Net	Percent	Net	Percent
Net Sales:	Sales	of Total	Sales	of Total
Hardware and accessories(1)	$333.7	39.9%	$345.3	47.1%
Software (2)	152.7	18.3%	175.6	24.0%
Collectibles (3)	348.9	41.8%	211.5	28.9%
Total	$835.3	100.0%	$732.4	100.0%

(1) Includes sales of new and pre-owned hardware, accessories, hardware bundles in which hardware and digital or physical software are sold together in a single SKU, interactive game figures, strategy guides, mobile and consumer electronics.

(2) Includes sales of new and pre-owned video game software, digital software and PC entertainment software.

(3) Includes the sale of apparel, toys, trading cards, gadgets, other retail products for pop culture and technology enthusiasts, and submission services for the authentication and grading of trading cards.

GameStop Corp.
Schedule II
(in millions, except per share data)
(unaudited)
Non-GAAP results
The following tables reconcile the Company's selling, general and administrative expenses (“SG&A expense”), operating income (loss), net income (loss) and net income (loss) per share as presented in its unaudited consolidated statements of operations and prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) to its adjusted SG&A expense, adjusted operating income (loss), adjusted net income (loss), adjusted net income (loss) per share and adjusted EBITDA. The diluted weighted-average shares outstanding used to calculate adjusted net income per share may differ from GAAP weighted-average shares outstanding. Under GAAP, basic and diluted weighted-average shares outstanding are the same in periods where there is a net loss. The tax adjustments below for the 13 weeks ended May 2, 2026 and 13 weeks ended May 3, 2025 include provisions for the tax effects of non-GAAP adjustments. The reconciliations below are from continuing operations only.

	13 Weeks Ended	13 Weeks Ended
	May 2, 2026	May 3, 2025
Adjusted SG&A expense
SG&A expense	$201.6	$228.1
Transformation costs(1)	(1.8)	(2.8)
Adjusted SG&A expense	$199.8	$225.3

Adjusted Operating Income (Loss)
Operating income (loss)	$143.3	$(10.8)
Transformation costs(1)	1.8	2.8
Asset impairments(2)	(4.6)	35.5
Adjusted operating income (loss)	$140.5	$27.5

Adjusted Net Income
Net Income	$389.6	$44.8
Transformation costs(1)	1.8	2.8
Divestitures and other	—	—
Asset impairments(2)	(4.6)	35.5
Gain on digital assets and related receivables	(1.1)	—
Unrealized gain on derivative asset	(268.4)	—
Income tax impact of adjustments	62.0	—
Adjusted net income	$179.3	$83.1

Adjusted net income per share
Basic	$0.40	$0.19
Diluted	0.30	0.17

Number of shares used in adjusted calculation
Basic	448.4	447.1
Diluted	592.3	497.9

(1) Transformation costs include severance, stock-based compensation forfeitures related to workforce optimization efforts and departures of key personnel, adjustments to reserves for expenses for consultants and advisors related to transformation initiatives, and other costs in connection with the transformation initiatives.

(2) Asset impairments include amounts incurred in connection with the divestiture of our operations in France and New Zealand in the current year, and France and Canada in the prior year.

	13 Weeks Ended	13 Weeks Ended
	May 2, 2026	May 3, 2025
Reconciliation of Net Income to Adjusted EBITDA
Net income	$389.6	$44.8
Interest income, net	(83.7)	(56.9)
Depreciation and amortization	4.5	5.6
Income tax expense	116.8	3.5
EBITDA	$427.2	$(3.0)
Stock-based compensation	8.5	5.5
Transformation costs(1)	1.8	2.8
Divestitures and other	—	(2.2)
Asset impairments(2)	(4.6)	35.5
Gain on digital assets and related receivables	(1.1)	—
Unrealized gain on derivative asset	(268.4)	—
Adjusted EBITDA	$163.4	$38.6

(1) Transformation costs include severance, stock-based compensation forfeitures related to workforce optimization efforts and departures of key personnel, adjustments to reserves for expenses for consultants and advisors related to transformation initiatives, and other costs in connection with the transformation initiatives.

(2) Asset impairments include amounts incurred in connection with the divestiture of our operations in France and New Zealand in the current year, and France and Canada in the prior year.

GameStop Corp.
Schedule III
(in millions)
(unaudited)
Non-GAAP results
The following table reconciles the Company's cash flows provided by operating activities as presented in its unaudited Consolidated Statements of Cash Flows and prepared in accordance with GAAP to its free cash flow. Free cash flow is considered a non-GAAP financial measure. Management believes, however, that free cash flow, which measures our ability to generate additional cash from our business operations, is an important financial measure for use by investors in evaluating the Company’s financial performance.

	13 Weeks Ended	13 Weeks Ended
	May 2, 2026	May 3, 2025
Net cash flows provided by operating activities	$337.6	$192.5
Capital expenditures	(4.5)	(2.9)
Free cash flow	$333.1	$189.6
Non-GAAP Measures and Other Metrics
Adjusted EBITDA, adjusted SG&A expense, adjusted operating income (loss), adjusted net income (loss) and adjusted net income (loss) per share are supplemental financial measures of the Company’s performance that are not required by, or presented in accordance with, GAAP. We believe that the presentation of these non-GAAP financial measures provides useful information to investors in assessing our financial condition and results of operations. We define adjusted EBITDA as net income before income taxes, plus interest income, net and depreciation and amortization, excluding stock-based compensation, certain transformation costs (including severance and other costs), business divestitures, asset impairments, gain (loss) on digital assets and related receivables, unrealized gain (loss) on derivative asset, and other non-cash charges. Net income is the GAAP financial measure most directly comparable to adjusted EBITDA. Our non-GAAP financial measures should not be considered as an alternative to the most directly comparable GAAP financial measure. Furthermore, non-GAAP financial measures have limitations as an analytical tool because they exclude some but not all items that affect the most directly comparable GAAP financial measures. Some of these limitations include:
•certain items excluded from adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure;
•adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;
•adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements; and
•our computations of adjusted EBITDA may not be comparable to other similarly titled measures of other companies.
We compensate for the limitations of adjusted EBITDA, adjusted SG&A expense, adjusted operating income (loss), adjusted net income (loss) and adjusted net income (loss) per share as analytical tools by reviewing the comparable GAAP financial measure, understanding the differences between the GAAP and non-GAAP financial measures and incorporating these data points into our decision-making process. Adjusted EBITDA, adjusted SG&A expense, adjusted operating income (loss), adjusted net income (loss) and adjusted net income (loss) per share are provided in addition to, and not as an alternative to, the Company’s financial results prepared in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Because adjusted EBITDA, adjusted SG&A expense, adjusted operating income (loss), adjusted net income (loss) and adjusted net income (loss) per share may be defined and determined differently by other companies in our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
Contact
GameStop Investor Relations
817-424-2001
ir@gamestop.com